EXHIBIT 99.1

Blue Hills Bancorp, Inc. Stockholders Approve Acquisition by
Independent Bank Corp.

NORWOOD, Mass., January 26, 2019--(GLOBE NEWSWIRE)- Stockholders of Blue Hills Bancorp, Inc. (the “Company” or "Blue Hills Bancorp") (NASDAQ: BHBK) approved the proposed merger of Blue Hills Bancorp and Independent Bancorp, Inc. ("Independent") (NASDAQ:INDB) pursuant to the previously disclosed Agreement and Plan of Merger, dated as of September 20, 2018 (the "Merger Agreement") at Blue Hills Bancorp's special meeting of stockholders held on January 16, 2019. Subject to the terms of the Merger Agreement, Blue Hills Bancorp will merge with and into Independent, with Independent surviving the merger, and Blue Hills Bank will merge with and into Rockland Trust Company. At the effective time of the merger, Blue Hills Bancorp’s stockholders will receive in exchange for each share of Blue Hills Bancorp common stock, (i) $5.25 in cash and (ii) 0.2308 of a share of Independent common stock in accordance with the terms and conditions of the Merger Agreement. The merger remains subject to the approval of Independent’s stockholders at a special meeting of stockholders to be held on January 25, 2019, and is subject to regulatory approval and other customary closing conditions. The merger is expected to close later in the first quarter of 2019 or early in the second quarter of 2019. Independent’s and Blue Hills Bancorp’s common stock are each listed on the Nasdaq Global Select Market under the trading symbols “INDB” and “BHBK,” respectively.

ABOUT BLUE HILLS BANCORP
Blue Hills Bancorp, Inc., with corporate headquarters in Norwood, MA, had assets of $2.7 billion at September 30, 2018 and operates 11 retail branch offices in Boston, Dedham, Hyde Park, Milton, Nantucket, Norwood, West Roxbury, and Westwood, Massachusetts. Blue Hills Bank is a full service, community bank with its main office in Hyde Park, Massachusetts. The Bank's three branches in Nantucket, Massachusetts operate under the name, Nantucket Bank, a division of Blue Hills Bank. The Bank provides consumer, commercial and municipal deposit and loan products in Eastern Massachusetts through its branch network, loan production offices and eCommerce channels. The Bank offers commercial business and commercial real estate loans in addition to cash management services and commercial deposit accounts. The Bank also serves consumers through a full suite of consumer banking products including checking accounts, mortgage loans, equity lines of credit and traditional savings and certificate of deposit accounts. The Bank has invested substantially in online technology including online account opening and funding, online mortgage applications, online banking, mobile banking, bill pay and mobile deposits. Blue Hills Bank has been serving area residents for over 145 years. For more information about Blue Hills Bank, visit www.bluehillsbank.com.

CAUTIONARY NOTE REGARDING FORWARD-LOOKING STATEMENTS
This press release, as well as other written communications made from time to time by the Company and its subsidiaries and oral communications made from time to time by authorized officers of the Company, may contain statements relating to the future results of the Company (including certain projections and business trends) that are considered "forward-looking statements" as defined in the Private Securities Litigation Reform Act of 1995 (the PSLRA). Such forward-looking statements may be identified by the use of such words as "believe," "expect," "anticipate," "should," "planned," "estimated," "intend" and "potential." For these statements, the Company claims the protection of the safe harbor for forward-looking statements contained in the PSLRA.

The Company cautions you that a number of important factors could cause actual results to differ materially from those currently anticipated in any forward-looking statement. Such factors include, but are not limited to: our ability to implement successfully our business strategy; changes that could adversely affect the business in which the Company and the Bank are engaged; prevailing economic and geopolitical conditions; changes in interest rates, loan demand, real estate values and competition; changes in accounting principles, policies, and guidelines; changes in any applicable law, rule, regulation or practice with respect to tax or legal issues; and other economic, competitive, governmental, regulatory and technological factors affecting the Company's operations, pricing, products and services. Additional factors relating to the Company’s proposed merger with Independent, include the occurrence of any event, change or other circumstances that could give rise to the termination of the merger agreement; the risk that the necessary regulatory approvals may not be obtained, may be delayed, or may be obtained subject to conditions that are not anticipated; the risk that Independent is required to issue debt on terms that are less than attractive in order to raise cash to complete the merger; delays in closing the merger or other risks that any of the closing conditions to the merger may not be satisfied in a timely manner or at all; the diversion of management’s time from existing business operations due to time spent related to the merger or integration efforts; the risk that the businesses of Independent and the Company will not be integrated successfully or such integration may be more difficult, time consuming or costly than expected; expected revenue and other synergies and cost savings from the merger may not be fully realized or realized within the expected time frame; revenues following the merger may be lower than expected; and expenses related to the merger and costs following the merger that are higher than expected.

For additional information on some of the risks and important factors that could affect the Company’s future results and financial condition, see “Risk Factors” in the Company’s Annual Report on Form 10-K as filed with the Securities and Exchange Commission (“SEC”), and “Risk Factors - Risks Related to the Merger” in the proxy statement/prospectus in the Company’s DEFM14A relating to the merger as filed with the SEC. The forward-looking statements are made as of the date of this release, and, except as may be required by applicable law or regulation, the Company assumes no obligation to update the forward-looking statements or to update the reasons why actual results could differ from those projected in the forward-looking statements.

Media and Investor Contact:
William Parent, 617-360-6520